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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 6, 1997 with respect to the combined financial statements of Industrial Air Tool as of March 31, 1996 and 1997 and for the years then ended, in the Registration Statement (Form S-1 No. 333-40707) and related Prospectus of Rental Service Corporation for the registration of 5,000,000 shares of its common stock.

                                          /s/ERNST & YOUNG LLP

Phoenix, Arizona

November 26, 1997